UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 30, 2017

Cohu, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

b)

John H. Allen, Cohu, Inc.’s (“Cohu” or the “Company”) Vice President Administration, advised the Company on May 30, 2017 he will retire from Cohu on July 28, 2017. Mr. Allen joined Cohu in 1995 and served as the Company’s Vice President of Finance and CFO until November 2007.

Item 8.01 Other Events

On May 30, 2017, Thomas D. Kampfer was appointed Vice President Corporate Development, General Counsel and Secretary. Mr. Kampfer most recently served from June 2015 to May 2017 as Executive Vice President and Chief Financial Officer of Multi-Fineline Electronix, Inc., a designer and global manufacturer of flexible printed circuits, which was acquired in July 2016 by DSBJ, a China-based diversified manufacturer. Prior to that, Mr. Kampfer served from February 2012 to June 2015 as President of CohuHD, formerly a division of Cohu, which was divested and acquired by Costar Technologies, Inc. in June 2014. Previously, Mr. Kampfer spent eight years with Iomega Corporation, a leader in data storage solutions, holding several executive positions, including President and Chief Operating Officer and Vice President, General Counsel and Secretary. Earlier in his career, Mr. Kampfer served in various legal and business development executive roles with Proxima Corporation, and also worked at IBM Corporation, where he held positions in manufacturing engineering and in the legal department. Mr. Kampfer has a B.S. in Industrial Engineering from Purdue University and a J.D. from the Georgetown University Law Center, and is admitted to the State Bars of California and New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

May 30, 2017	By:	/s/ Jeffrey D. Jones
Name: Jeffrey D. Jones
Title: Vice President, Finance & CFO